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                                                                    EXHIBIT 23.1

                          Independent Auditor's Consent

Board of Directors and Shareholders
Orrstown Financial Services, Inc.

         We consent to the incorporation by reference in to previously filed Registration Statements (Form S-4 No. 33-18888, Form S-3 No. 333-53405, Form S-8 No. 333-33714, Form S-8 No. 333-34504 and Form S-8 No. 333-33712) of Orrstown
Financial Services, Inc. of our report dated January 29, 2002, appearing in the 2001 annual report to shareholders incorporated by reference in this Form 10-K of Orrstown Financial Services, Inc. for the year ended December 31, 2001.

                                         /s/ SMITH ELLIOTT KEARNS & COMPANY, LLC

Chambersburg, Pennsylvania
March 22, 2002